EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We hereby consent to the incorporation by reference in the registration statements on Form S-8 of DirectView, Inc. as filed with the Securities and Exchange Commission on May 21, 2004 under file number 333-115749 of our report dated March 31, 2005 included in DirectView, Inc. Annual Report on Form 10-KSB for the year ended December 31, 2004.

                                                 /s/ Sherb & Co., LLP
                                                     SHERB& CO., LLP.
Boca Raton, Florida
March 31, 2005


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